STOCK ORDER FORM

FOR INTERNAL USE ONLY FOR INTERNAL USE ONLY
REC’D BATCH # ORDER # CATEGORY #

O	C

PLEASE COMPLETE APPLICABLE SHADED AREAS

ORDER DEADLINE AND DELIVERY ORDER DEADLINE AND DELIVERY
ORDER DEADLINE AND DELIVERY: Stock Order Forms, properly completed and with full payment, must be received (not postmarked) by 10:00 a.m. Eastern Time, on , 2005. Stock Order Forms can be delivered by using the enclosed order reply envelope, or by hand or overnight delivery to the Stock Information Center address on the reverse side of this form. You may NOT deliver this form to North Penn Bank’s branch offices. Please read important instructions on the reverse side as you complete this form. Faxes or copies of this form are not required to be accepted. Each Stock Order Form will generate one stock certificate (subject to stock allocation provisions described in the Prospectus).

1. NUMBER OF SHARES REQUESTED AND TOTAL PAYMENT DUE See reverse side for purchase limitations. 1. NUMBER OF SHARES REQUESTED AND TOTAL PAYMENT DUE See reverse side for purchase limitations.	Number of Shares		Price per Share		Total Payment Due
		×	$10.00	=	$ .00
	(25 Share Minimum)

2.	METHOD OF PAYMENT Check or Money Order.
3.	METHOD OF PAYMENT—Withdrawal. The undersigned authorizes withdrawal from the North Penn Bank deposit account(s) listed below. Do not list deposit accounts that have check-writing privileges. Instead, you may submit a check written on this type of account. North Penn Bank IRA accounts may not be listed for direct withdrawal below. There will be no early withdrawal penalty applicable for funds listed below.

Enclosed is/are check(s) or money order(s) payable to North Penn Bancorp, Inc. in the amount of:

$ .00

Checks will be cashed upon receipt.
No cash or wire transfers will be accepted.

For Internal Use Only	Account Number(s)	Withdrawal Amount
$ .00
$ .00
$ .00
Funds authorized for account withdrawal must be available within the designated account(s) at the time this form is submitted.	Total Withdrawal Amount:	$ .00

4.  PURCHASER INFORMATION Please read reverse side of this form carefully. Only one box in this section should be checked.

Check the one box that applies, as of the earliest date, to the purchaser(s) listed in Section 6 below.
(a)	Purchaser(s) listed below had a minimum of $50 on deposit at North Penn Bank on September 30, 2003.

(b)	Box (a) above does not apply, however, purchaser(s) listed below had a minimum of $50 on deposit at North Penn Bank on December 31, 2004.

(c)	Boxes (a) and (b) above do not apply, however purchaser(s) listed below had deposit account(s) at North Penn Bank on , 2005.

(d)	None of the above apply to the purchaser(s) listed below. This order is placed in the community offering.

If you checked boxes (a), (b) or (c), please provide the following information as of the eligibility date under which purchaser(s) listed in Section (6) below qualify in the Subscription Offering:

Name(s) on Account(s) or Account Title	Deposit Account No(s).

Please attach a separate page if additional space is required. Not listing all eligible deposit accounts, or providing incorrect or incomplete information, could result in the loss of all or part of any share allocation.

5. MANAGEMENT & EMPLOYEES	Check if you are a North Penn Bank director or officer.

6.  STOCK REGISTRATION. Please PRINT clearly and provide all information requested. Read reverse side of this form carefully for important registration information. Use full first and last name(s), not initials. If purchasing in the Subscription Offering (i.e., you checked box (a), (b) or (c) in Section 4 of this form), you should not add the names of persons/entities who qualify in a lower purchase priority than yours.

(First Name, Middle Initial, Last Name)	Social Security No./Tax ID No.	(first number listed will be used for tax reporting purposes)
(First Name, Middle Initial, Last Name)	Social Security No./Tax ID No.
(Street Address)	(Daytime Phone Number)

(City, State, Zip)	(County)	(Evening Phone Number)

7. FORM OF STOCK OWNERSHIP. Check the one applicable box. See reverse side for ownership definitions.

Individual.	Joint Tenants.	Tenants in Common.	Uniform Transfer to Minors Act.	FOR BROKER USE ONLY:
					-	-
Corporation.	Partnership.	Other.		☐ IRA SSN of Beneficial Owner:

8. ACKNOWLEDGEMENT AND SIGNATURE. Please read the following acknowledgement carefully.

I agree that after receipt by North Penn Bancorp, Inc. this Stock Order Form may not be modified or withdrawn without consent, and that if withdrawal from a deposit account has been authorized above, the amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I AM PURCHASING SOLELY FOR MY OWN ACCOUNT, AND THERE IS NO AGREEMENT OR UNDERSTANDING REGARDING THE SALE OR TRANSFER OF THE SHARES OR MY RIGHT TO SUBSCRIBE FOR THE SHARES, AND (3) I am not subject to backup withholding tax. [Cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that the shares of common stock are not a deposit or account and are not federally insured and are not guaranteed by the FDIC or any other federal or state governmental agency. I further certify that, before purchasing the common stock of North Penn Bancorp, Inc., I received the Prospectus dated                 ,2005. The Prospectus that I received contains disclosures concerning the nature of the common stock being offered and, beginning on page     , describes risks involved in the investment.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. They may be exercised only by delivery of this Stock Order Form, properly completed and executed, together with full payment and/or deposit account withdrawal authorization, for the number of shares of common stock subscribed. Subscription rights will be void upon the expiration date of the stock offering. Regulations prohibit any person from transferring, or entering into an agreement, directly or indirectly, to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. North Penn Bancorp, Inc. will pursue any and all legal and equitable remedies in the event management becomes aware of the transfer of subscription rights. Management will not honor orders known to involve such transfer.

ORDER NOT VALID UNLESS SIGNED
ONE SIGNATURE REQUIRED, UNLESS SECTION (3) OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable) (Date)	Signature (title, if applicable) (Date)
QUESTIONS? See reverse side of this Form, or call the Stock Information Center at (570) 983-0240, Monday through Friday from 9:30 a.m. to 4:00 p.m. Eastern Time.

North Penn Bancorp, Inc.

STOCK ORDER FORM INSTRUCTIONS

This original Stock Order Form, properly executed and with full payment, must be received (not postmarked) by 10:00 a.m., Eastern Time, on                          , 2005.

Section (1)  NUMBER OF SHARES REQUESTED AND TOTAL PAYMENT DUE. — Indicate the number of shares that you wish to purchase and the total payment due. The minimum purchase is 25 shares ($250). In the Subscription Offering and in the Community Offering, the maximum purchase is 10,000 shares ($100,000). This maximum limit applies to any individual/individuals exercising subscription rights through a single qualifying deposit account held jointly. Further, no person, together with associates of and persons acting in concert with such person, may purchase an aggregate of more than 20,000 shares ($200,000) of common stock in all categories of the stock offering combined. See the Prospectus section titled “The Reorganization and Stock Offering — Limitations on Purchases of Shares,” for a detailed description of purchase limitations and a definition of “associates” and of “acting in concert”. By signing this Stock Order Form, you are certifying that your order does not conflict with these purchase limitations.

Sections (2) and (3)  METHOD OF PAYMENT — CHECKS OR MONEY ORDERS:  Personal checks, bank checks or money orders should be payable to North Penn Bancorp, Inc. These will be cashed upon receipt. Third party checks that are endorsed and made payable to North Penn Bancorp, Inc. and North Penn Bank line of credit checks may not be remitted as payment. Your funds will earn interest at the passbook rate of North Penn Bank until the offering is completed. ACCOUNT WITHDRAWALS:  Payment may be made by authorizing withdrawal from deposit accounts at North Penn Bank, except that you may not authorize withdrawals from deposit accounts that have check-writing privileges. Provide a check instead because we do not intend to place holds on these types of accounts. Indicate the North Penn Bank account number(s) and the amount(s) you want withdrawn. Funds designated for withdrawal must be available within the account(s) at the time this stock order form is received. Funds will not be withdrawn prior to completion of the offering, but upon receipt of this order, a hold will be placed on the dollar amount(s) designated by you on this form, making the amount(s) unavailable to you. You will continue to earn interest within the account(s) at the contractual rate. Note: IRA accounts may not be designated for direct withdrawal on this form. Please call the Stock Information Center early in the offering period (preferably at least two weeks before the                  , 2005 offering deadline) if you are considering the use of IRA funds at North Penn Bank, or any other institution, as payment for this purchase. Your ability to use retirement funds toward this purchase may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are currently held.

Section (4)  PURCHASER INFORMATION — Check the one box that applies to the purchaser(s) listed in Section 6 of this form. Boxes (a) through (c) refer to orders placed in the Subscription Offering. Check the one box that applies as of the earliest date to the purchaser(s) listed in Section 6. Include all deposit accounts in which the purchaser(s) had ownership (individual, joint, IRA, etc.) If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only those entities’ eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incomplete or incorrect information, could result in a loss of all or part of your share allocation in the event of an oversubscription. Box (d) applies to purchases in the Community Offering, if held. This box applies only if you do not qualify in the Subscription Offering (boxes (a) through (c)).

See “The Reorganization and Stock Offering” section of the Prospectus for further details about the Subscription Offering and the Community Offering, and the method of allocating shares in the event of an oversubscription.

Section (5)  MANAGEMENT — Check the box, if applicable.

Section (6)  STOCK REGISTRATION — Clearly print the name(s) in which you want the shares registered and the mailing address for all correspondence related to this order, including a stock certificate. IMPORTANT: If you check one of boxes (a) through (c) in Section 4, you must register the stock only with the name(s) of others with the same purchase priority. You should not add the names of persons/entities who qualify in a lower purchase priority than yours. A Social Security Number or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important, in case we need to contact you about this form. When registering stock, do not use two initials—use full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.”, “Mrs.”, etc. ONE STOCK CERTIFICATE WILL BE GENERATED PER ORDER FORM. IF CERTIFICATES OF VARIED SHARE AMOUNTS ARE DESIRED, YOU MUST COMPLETE SEPARATE STOCK ORDER FORMS (EACH FOR A MINIMUM OF 25 SHARES OR $250). Note for NASD Members:  If you are a member of the NASD (“National Association of Securities Dealers”), or a person affiliated or associated with an NASD member, you may have additional reporting requirements. Please report this subscription in writing to the applicable NASD member within one day of payment thereof.

Section (7)  FORM OF STOCK OWNERSHIP — For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. If you have any questions, please consult your legal advisor. Check the one box that applies.

Buying stock individually:  Used when shares are registered in the name of only one owner. Indicate the name, mailing address and Social Security Number of the individual owner. Include the first name, middle initial and last name of the individual. Omit words that do not affect ownership, such as “Mrs.”, “Dr.”, “special account”, etc. You may not indicate a beneficiary. Upon the individual’s death, the stock will be owned by the estate and distributed as indicated by the will or otherwise in accordance with law. If ordering in the Subscription Offering, the individual listed in Section 6 of this form must qualify under one of the purchase priorities described in boxes (a) - (c).

Buying stock jointly:  If registering stock in more than one person’s name for an order placed in the Subscription Offering (boxes (a)-(c)), only persons with the same purchase priority may be listed. Two choices exist for stock registered in more than one name:

JOINT TENANTS — Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the transfer or sale of shares. To qualify in the Subscription Offering, all purchasers named in Section 6 of this form must have had an eligible deposit account at North Penn Bank on the same eligibility date (either September 30, 2003, December 31, 2004 or                  , 2005.)

TENANTS IN COMMON — Upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the transfer or sale of shares. To qualify in the Subscription Offering, all purchasers named in Section 6 of this form must have had an eligible deposit account at North Penn Bank on the same eligibility date (either September 30, 2003, December 31, 2004 or                  , 2005.)

Buying stock for a minor:  A minor may acquire stock under the Uniform Transfers to Minors Act if the minor is the actual owner of the stock, with an adult custodian listed on the stock registration, who is responsible for the investment until the minor reaches legal age (18 or 21 years or age, depending on the state). Only one minor and one custodian may be listed. Please note that if ordering in the Subscription Offering, the minor (not the custodian) named in Section 6 of this form must have had qualifying deposits on one of the listed eligibility dates, September 30, 2003, December 31, 2004 or                  , 2005.

Completing Section 6 for a Minor:  On the first line, print the first name, middle initial and last name of the custodian; followed by “CUST”. On the second line, print the first name, middle initial and last name of the minor. To the right of the minor’s name, indicate his or her Social Security Number; do not list the custodian’s Social Security Number. Standard postal service state abbreviations should be used. For example, stock held by John P. Doe as custodian for Susan A. Doe under the Pennsylvania Uniform Transfers to Minors Act (“UTMA”) will be abbreviated John P. Doe, CUST Susan A. Doe UTMA-PA.

Buying stock for a corporation/partnership:  On the first name line, indicate the name of the corporation or partnership and list that entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership listed in Section 6 must have had qualifying deposits on one of the eligibility dates listed, September 30, 2003, December 31, 2004 or                  , 2005.

Buying stock in a trust/fiduciary capacity:  An example of fiduciary ownership of stock in the case of a trust is: John P. Doe, Trustee Under Agreement Dated 10-1-99 for Susan A. Doe. Information provided with respect to stock to be held in a fiduciary capacity must include: The name(s) of the fiduciary, the fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, etc. A description of the document governing the fiduciary relationship, such as a trust agreement or court order. The date of the document governing the relationship, except that the date of a trust created by a will need not be included. The name of the maker, donor or testator and the name of the beneficiary.

Buying stock through an IRA:  Please contact the Stock Information Center as soon as possible for assistance with IRA-related questions. Your ability to use such funds for the purchase may depend on timing constraints and, possibly, on limitations imposed by the institution where the funds are currently held. If ordering in the Subscription Offering, the beneficial owner of the IRA must qualify under one of the purchase priorities described in boxes (a) - (c).

FOR BROKER/TRUSTEE USE ONLY — Placing an Order for Self-directed Retirement Accounts: Registration should reflect the firm’s registration requirements. For example, on the first line, indicate the name of the brokerage firm followed by “TRUSTEE” or “CUSTODIAN” followed by the name of the beneficial owner on the second line (for example: FBO JOHN SMITH IRA). You may indicate an account number or other identifying information. Indicate the firm’s address and department where all correspondence about this order should be mailed, including a stock certificate. Indicate the Tax ID Number under which the IRAs should be reported.

Section (8)  ACKNOWLEDGMENT AND SIGNATURE — Sign and date this form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Only one signature is required, unless any account listed in Section 4 of this form requires more than one signature to authorize a withdrawal.

A postage-paid reply envelope is enclosed. If sending via overnight delivery or for hand delivery:

North Penn Bank, Attn: Stock Information Center, 216 Adams Ave., Scranton, PA 18503

QUESTIONS?  Call the Stock Information Center at (570) 983-0240, Monday through Friday from 9:30 a.m. to 4:00 p.m. Eastern Time.